UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

GLOBAL RESOURCE ENERGY INC.

(Exact name of registrant as specified in charter)

Nevada	333-157558	68-0677348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2167 Las Vegas, NV 89107	89107
(Address of principal executive offices)	(Zip Code)

(415) 504-3659

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

Item 5.01.

Changes in Control of Registrant.

Item 5.02.

Departure of Certain Officers Appointment of Certain Officers.

On April 25, 2011, Global Resource Energy, Inc. (the “Company”) received a resignation notice from Harry Lappa as President and Chief Executive Officer of the Company.  Mr. Lappa’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  Mr. Lappa remains in his other positions with the Company including on our board of directors.

On April 25, 2011, the Company appointed Douglas Roe as its new President and Chief Executive Officer.  Mr. Roe has 15 years of experience in the financial industry.  Since 2006, Mr. Roe has served as president of Silica Financial, a private company which is in the business of raising capital and facilitating mergers and acquisitions.  As president, Mr. Roe is responsible for raising financial capital to be invested in various venture companies, with a specialization in the oil and gas sector.

Mr. Roe will serve as our President and Chief Executive Officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Roe and any of our officers or directors.  Mr. Roe has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

On April 25, 2011, the Company authorized a payment of a $90,000 signing bonus to Mr. Roe for acting as its new President and Chief Executive Officer.  The signing bonus was paid to Mr. Roe by the issuance of 90 million shares of the Company.  This issuance resulted in a change of control of the Company.  Mr. Roe now has voting control over 52.6% of the Company’s issued and outstanding common stock.

The shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Regulation S as the securities were issued in an "offshore transaction", as defined in Rule 902(h) of Regulation and the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Mr. Roe is not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.03

Amendments to Articles of Incorporation.

Item 8.01.

Other Events.

On April 26, 2011, the Company filed a Certificate of Amendment with the Secretary of State of Nevada, with the effective date of May 2, 2011, effecting a for 1,000 reverse-split of the Company’s issued and outstanding common shares.

The reverse split was approved by a majority of the Company’s shareholders on April 26, 2011.  The reverse split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent.  The reverse split and its effective date are subject to approval from FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL RESOURCE ENERGY, INC.

Date: May 2, 2011	By:	/s/ Harry Lappa
Harry Lappa, Director